Exhibit 99.1

Auxilium Pharmaceuticals, Inc. Announces First Patients Dosed in XIAFLEX®

Phase Ib Cellulite Study

MALVERN, PA, (January 26, 2011) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that the first cohort of patients has been dosed in its phase Ib trial of XIAFLEX® (collagenase clostridium histolyticum) for the treatment of edematous fibrosclerotic panniculopathy (EFP), commonly known as cellulite. Cellulite has been reported to occur in 85-98% of post-pubertal females and rarely in men. The condition is prevalent in women of all races. 1,3

Cellulite is described as a localized metabolic disorder of tissue under the skin, which can involve the loss of elasticity or shrinking of collagen cords, called septae, that attach the skin to lower layers of muscle. When fat in cellulite prone areas swells and expands, the septae tether the skin, which causes surface dimpling characteristic of cellulite. XIAFLEX treatment is intended to target and lyse, or break, those collagen tethers with the goal of releasing the skin dimpling and potentially resulting in smoothing of the skin.

“For many women, cellulite can be a source of considerable embarrassment or self-consciousness,” said Dr. James Tursi, Chief Medical Officer at Auxilium. “Current treatments of cellulite with creams, light-based procedures or liposuction provide limited or no effectiveness. The clinical development of XIAFLEX, if successful, could lead to the first FDA-approved, office-based medical treatment option that is supported by scientific results.”

The phase Ib study is a single site, open-label dose-escalation study that is targeted to enroll 63 women between 21 and 60 years of age. The objectives of the study are to assess the safety, effectiveness, and pharmacokinetics of XIAFLEX for the treatment of EFP. Topline results are expected in the second half of 2012.

“Dosing in the cellulite clinical trial represents another important development milestone for Auxilium as we advance a fourth potential indication of XIAFLEX into the clinic, further diversifying XIAFLEX’s growing pipeline,” explained Adrian Adams, Chief Executive Officer and President of Auxilium. “We believe cellulite represents a significantly undertreated condition and that innovative approaches such as XIAFLEX may one day be a viable solution for treatment.”

To qualify for the study, participants must have EFP in the posterolateral thighs and/or buttocks for at least 12 months prior to a screening visit. Following screening and determination of eligibility, study participants will be assigned to one of seven groups that vary in treatment dose, injection concentration and volume. Subjects will receive 10 concurrent injections (0.1 or 0.5 mL per injection) of XIAFLEX via a standardized template over a targeted area (8 cm x 10 cm) of EFP. The total dose of XIAFLEX that will be administered into the targeted area will range between 0.0029 mg and 0.116 mg; these doses represent between 0.5% and 20% of the dose used in a single injection for Dupuytren’s contracture (0.58 mg). Safety will be evaluated through the collection of adverse events, as well as a targeted assessment of local reactions to the treatment. The treatment effectiveness will be evaluated by investigator and patient assessments, as well as 3-D photographic imaging techniques. More information on the study will be posted at www.clinicaltrials.gov.

About Cellulite

Cellulite, also known medically as edematous fibrosclerotic panniculopathy, describes a pathologic inflammatory condition, in which lobules of subcutaneous adipose tissue extend into the dermal layer. These changes can visibly affect the shape of the epidermis and resemble an orange peel-like dimpling of the skin.1

In the normal subcutaneous fat layer directly under the skin, there are both perpendicular columnar and net-like fibrous connective tissue called septae. These fibrous septae, made of types I and III collagen, connect the epidermis to the dermis and create a network of compartmentalized adipose deposits. Women tend to have a higher proportion of columnar septae that are perpendicular to the epidermis, while men tend to have more of the net-like system. In cellulite, the subcutaneous fat cells swell and push upwards. 2 As a result, the skin between the septae is pushed up and the perpendicular septae act as an anchor to pull the epidermis downwards and form the classic cellulite dimple. The surrounding adipose tissue forms small bulges under the epidermis around the dimple that can give skin a “cottage cheese” texture.

Cellulite occurs mainly on the pelvic region, lower limbs, and abdomen and has been reported to occur in 85-98% of post-pubertal females and rarely in men. The condition is prevalent in women of all races. 1,3 Cellulite is different from generalized obesity. The fat cells found in generalized obesity are not limited to the pelvis, thighs, and abdomen. Further, the fat cells found in cellulite have different physiologic and biochemical property than fat tissue located elsewhere.3 There is no definitive medical explanation for the presentation and prevalence of cellulite and, despite multiple types of therapeutic approaches for the attempted treatment of cellulite, there are no approved treatments and little scientific evidence that any current treatments are beneficial.4

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum) is a biologic approved in the U.S. and the EU for the treatment of adult Dupuytren’s contracture patients with a palpable cord. XIAFLEX is a minimally invasive treatment for this condition and consists of a highly purified combination of several subtypes of collagenase, derived from clostridium histolyticum, in specific proportion. Together, the collagenase sub-types work synergistically to break the bonds of the triple helix collagen structure more effectively than human collagenase. XIAFLEX is currently in phase III of a global development program for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in Europe and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase IIa of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and in phase Ib of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the potential for XIAFLEX to treat edematous fibrosclerotic panniculopathy, commonly known as cellulite; the timing of release of topline results from the phase Ib study of XIAFLEX for the treatment of cellulite; the number of people with cellulite and the market opportunity represented by that number; and products in development for Peyronie’s disease, Frozen Shoulder syndrome and cellulite; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report under the heading “Risk Factors” on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

References

1.	Avram, Cellulite: a review of its physiology and treatment, Journal of Cosmetic Laser Therapy 2004; 6: 181–185
2.	Querleux, Anatomy and physiology of subcutaneous adipose tissue by in vivo MRI and spectroscopy: Relationship with sex and presence of cellulite, Skin Research and Technology; 8: 118-124
3.	Khan MH et al. Treatment of cellulite: Part I. Pathophysiology. J Am Acad Dermatol. 2010 Mar;62(3):361-70.
4.	Wanner M et al. An evidence-based assessment of treatments for cellulite. J Drugs Dermatol. 2008 Apr;7(4):341-5.

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